EXHIBIT 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

January 15, 2019
Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005

Ladies and Gentlemen:

We have acted as counsel to Alimera Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”), covering the offering of up to an aggregate of 2,091,649 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), including:

(a)	2,000,000 shares (the “EIP Shares”) reserved for issuance pursuant to the Company’s 2010 Equity Incentive Plan (the “2010 EIP”), and

(b)	91,649 shares (the “ESPP Shares”) reserved for issuance pursuant to the Company’s 2010 Employee Stock Purchase Plan (the “2010 ESPP”).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deem necessary or advisable for the purposes of this opinion letter, including the Registration Statement, the 2010 EIP and the 2010 ESPP, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, certain resolutions adopted by the Company’s board of directors and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company. We have assumed the

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Alimera Sciences, Inc.
January 15, 2019

completeness and authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies thereof, the genuineness of all signatures, the legal capacity and mental competence of natural persons, and that all information contained in all documents reviewed by us is true, correct and complete. In addition, we have assumed that the EIP Shares and the ESPP Shares will be issued in accordance with the 2010 EIP and the 2010 ESPP, respectively, and the full consideration authorized will be received by the Company.

On the basis of the foregoing, and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the EIP Shares and the ESPP Shares have been duly authorized and, when issued and delivered in accordance with the 2010 EIP and the 2010 ESPP, respectively, will be validly issued, fully paid and nonassessable.

This opinion letter is rendered as of the date hereof, and we assume no obligations to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Our opinions are based upon and limited to the General Corporation Law of the State of Delaware and no opinion is expressed as to the laws of any other jurisdiction.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP